                                                                   EXHIBIT 99.3

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information of WESCO International, Inc. and subsidiaries (collectively, "WESCO") has been prepared to give effect to (i) the acquisition of substantially all assets and assumption of substantially all liabilities and obligations relating to the Bruckner Supply Company, Inc. ("Bruckner"); and (ii) the recapitalization of WESCO completed in June 1998 as discussed more fully below.

     The Bruckner Acquisition was accounted for using the purchase method of accounting pursuant to which the purchase price at closing was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price allocations are preliminary. Final allocations will be made based upon valuations and other studies that have not been completed but are not expected to differ significantly from those presented herein. See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

     On June 5, 1998, (i) WESCO (x) repurchased and retired all of its common stock held by the then existing non-management shareholders for $595.2 million in the aggregate, (y) cashed-out all of the stock options held by non-management optionholders for $57.5 million in the aggregate and (z) cashed-out a portion of the stock options held by certain members of management for $0.9 million in the aggregate (the aggregate funds necessary to effect such purchase of shares and cash-out of options is herein referred to as the "Equity Consideration"); (ii) WESCO sold shares of common stock to an investor group for $318.1 million in the aggregate (the "Cash Equity Contribution"); (iii) the investor group purchased shares of common stock from certain members of management for $1.9 million in the aggregate; and (iv) management continued to retain the remainder of their shares of common stock and stock options with an implied aggregate value of approximately $97.7 million.

     In addition to the proceeds of the Cash Equity Contribution, WESCO funded the Equity Consideration, the repayment of approximately $379.1 million of then outstanding indebtedness and the payment of transaction fees and expenses from:
(i) the initial borrowings of $170.0 million under a new credit agreement; (ii) the proceeds of $250.0 million from a sale of accounts receivable pursuant to a receivables facility; and (iii) the proceeds from the issuance of $300 million of Senior Subordinated Notes and $87 million of Senior Discount Notes.

     The foregoing transactions are collectively referred to herein as the "Recapitalization." As a result of the Recapitalization, management owns approximately 11.3% of the outstanding shares of common stock (which, together with existing stock options and new stock options granted in connection with the Recapitalization, represents over 30% of the common equity of WESCO on a fully diluted basis). The Investor Group owns the remaining 88.7% of the outstanding shares of Common Stock.

     WESCO treated the Recapitalization as a recapitalization for financial reporting purposes; accordingly, the historical basis of WESCO' assets and liabilities were not affected by the transaction.

     The pro forma adjustments presented are based upon available information and include certain assumptions and adjustments that WESCO believes are reasonable under the circumstances. These adjustments are directly attributable to the transactions referenced above and are expected to have a continuing impact on WESCO's business, results of operations and financial condition.

     The historical condensed consolidated balance sheet of WESCO as of June 30, 1998 and the historical condensed consolidated statement of income of WESCO for the six months ended June 30, 1998 were derived from the unaudited interim condensed consolidated financial statements of WESCO included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998. The historical condensed consolidated statement of income of WESCO for the year ended December 31, 1997 was derived from the audited consolidated financial statements of WESCO included in its Registration Statement on Form S-4 filed with the



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


Securities and Exchange Commission (File No. 333-43225) ("Registration Statement"). The historical financial data of Bruckner for the year ended December 31, 1997 was derived from its audited financial statements filed herewith as Exhibit 99.1. The historical financial information of Bruckner as of June 30, 1998 and the six months then ended was derived from unaudited interim financial statements prepared by Bruckner's management and filed herewith as
Exhibit 99.2.

     The unaudited pro forma condensed consolidated balance sheet of WESCO as of June 30, 1998 gives effect to the Bruckner Acquisition as if it occurred on June 30, 1998. The unaudited pro forma condensed consolidated statement of income of WESCO for the six month period ended June 30, 1998 and for the year ended December 31, 1997 gives effect to the Recapitalization and the Bruckner Acquisition as if they occurred on January 1, 1997.

     The unaudited pro forma financial information and related notes are provided for informational purposes only and do not necessarily reflect (i) the results of operations or financial condition of WESCO that would have actually resulted had the events referred to above or in the notes to the unaudited pro forma financial information been consummated as of the dates indicated and are not intended to project WESCO's financial condition or results of operations for any future period; or (ii) with respect to the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 1997, (a) the effect of certain non-recurring income statement charges resulting from the Recapitalization, including non-capitalized transaction fees and expenses of approximately $25.1 million, compensation charges of approximately $11.0 million associated with one-time bonuses paid to certain members of management, compensation charges of approximately $6.3 million associated with the cash settlement relating to certain stock options, compensation charges of approximately $4.1 million associated with the acceleration of vesting of one recently hired executive's stock options issued at a discount, and a charge of approximately $0.5 million related to the write-off of existing deferred financing costs; and (b) losses totaling $2.6 million on the sale of trade accounts receivable in connection with the Recapitalization. WESCO's historical financial information as of and for the six months ended June 30, 1998 reflects such amounts.

     The unaudited pro forma financial information should be read in conjunction with the sections of the Registration Statement entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "The Recapitalization", the audited consolidated financial statements and notes thereto as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 included in the Registration Statement, and with WESCO's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998.


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


                            WESCO INTERNATIONAL, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               AS OF JUNE 30, 1998


                                                    WESCO                           Bruckner Pro           WESCO
                                               International,         Bruckner         Forma           International,
Dollars in thousands                           Inc. Historical     Historical (a)   Adjustments       Inc. Pro Forma
---------------------------------------------------------------------------------------------------------------------

ASSETS
Cash and cash equivalents                           $58,929             $539              $(539)(b)
                                                                                        (60,500)(c)       $(1,571)

Debt securities                                                          754               (754)(b)
Trade accounts receivable                           179,200           33,442                              212,642
Other accounts receivable                            16,414                                                16,414
Inventories                                         335,271            3,335                267 (c)       338,873
Other current assets                                 44,114              827                               44,941
                                               --------------     ------------    --------------    --------------
   Total current assets                             633,928           38,897            (61,526)          611,299

Property, buildings and equipment, net              101,803              359                              102,162
Goodwill, net of accumulated amortization           101,635                              96,854 (c)       198,489
Other assets                                         19,020                5                 (5)(b)        19,020
                                               --------------     ------------    --------------    --------------
   Total assets                                    $856,386          $39,261            $35,323          $930,970
                                               ==============     ============    ==============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                   $392,408          $26,877            $(3,476)(b)      $415,809
Accrued payroll and benefit costs                    13,810                                                13,810
Restructuring reserve                                 4,533                                                 4,533
Other current liabilities                            26,042              924             11,638 (d)        38,604
                                               --------------     ------------    --------------    --------------
   Total current liabilities                        436,793           27,801              8,162           472,756

Long-term debt                                      526,962                              38,621 (e)       565,583
Other noncurrent liabilities                          7,466                                                 7,466
Deferred income taxes                                18,211                                                18,211
                                               --------------     ------------    --------------    --------------
   Total liabilities                                989,432           27,801             46,783         1,064,016

Redeemable common stock                              12,872                                                12,872

Stockholders' equity                               (145,918)          11,460            (11,460)(b)      (145,918)
                                               --------------     ------------    --------------    --------------
   Total liabilities and stockholders' equity      $856,386          $39,261            $35,323          $930,970
                                               ==============     ============    ==============    ==============

      See notes to unaudited pro forma condensed consolidated balance sheet


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



                            WESCO INTERNATIONAL, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET


(a) Certain reclassifications have been made to the Bruckner historical financial statements to conform to the presentation used by WESCO upon completion of the acquisition.

(b) Reflects the cash paid at closing, the elimination of certain assets and liabilities not acquired and the elimination of historical stockholders' equity in connection with the Bruckner Acquisition as follows:

               Assets and liabilities not acquired or assumed:
                   Cash                                                        $   539
                   Securities available for sale                                   754
                   Amounts due from affiliates of Bruckner                           5
                   Bank overdraft                                                3,476
               Stockholders' equity                                             11,460

(c) The Bruckner Acquisition is to be accounted for as a purchase business combination. The purchase price at closing totaled approximately $99.1 million, consisting of $60.5 million in cash and $38.6 million of new indebtedness. The new indebtedness consisted of $12.0 million borrowed under WESCO's existing credit agreement and a noninterest-bearing convertible note due March 31, 2000 and discounted to a value of $26.6 million for financial reporting purposes. The note is automatically convertible into common stock of WESCO in the event of a public offering of common stock of WESCO ("Public Offering") prior to March 31, 2000. For purposes of this pro forma condensed consolidated financial information, the purchase price allocation was as follows:


               Consideration:
                   Cash                                                        $60,500
                   Increase in credit facility                                  12,000
                   Discounted seller note                                       26,621
               Book value of assets acquired, net of liabilities assumed
                   and other obligations to seller                              (2,000)
                                                                             -----------
                   Increase in basis                                            97,121
               Allocation of increase in basis:
                   Increase in inventory value                                     267
                   Increase in goodwill and other intangible assets             96,854
                                                                             -----------
                                                                               $97,121
                                                                             ===========


     No assumptions were made regarding restructuring costs or recurring benefits from synergies associated with the consummation of the acquisition.

     The asset purchase agreement provides for certain possible post-closing purchase price adjustments based on Bruckner's net assets at closing of the acquisition. WESCO has also agreed to pay additional contingent consideration based on a multiple of increases in annual earnings before interest, taxes, depreciation and amortization achieved by the Bruckner division with respect to calendar year 1998 and future years through 2004, up to a maximum additional contingent consideration of $130 million. Such additional contingent consideration, if paid, is expected to be recorded as an adjustment to the purchase price and increase goodwill and, accordingly, would be amortized as a charge to earnings over the estimated remaining life of the intangible asset. Bruckner may elect to receive up to 50% of any additional contingent consideration in the form of common stock of WESCO following a Public Offering. Some or all of the additional contingent consideration is subject to earlier payment in the event of a "change of control" of WESCO other than as a result of a Public Offering.



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

(d) Reflects estimated additional other obligations due to seller based on estimated post-closing adjustments.

(e) Reflects additional debt incurred in connection with the Bruckner Acquisition consisting of (i) $12.0 million borrowed under WESCO's existing credit agreement bearing interest at LIBOR (5.69% at June 30, 1998) plus 2.25%; and (ii) a noninterest-bearing convertible seller note due March 31, 2000 with a face value of $30 million and discounted to a value of $26.6 million for financial reporting purposes. For purposes of this pro forma financial information, the discount of $3.4 million is being accreted to interest expense on a straight-line basis (which approximates the effective-interest method) over the term of the note.


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                           WESCO INTERNATIONAL, INC.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998



                                                WESCO                      Bruckner Pro                               WESCO
                                           International,     Bruckner        Forma       Recapitalization        International,
In thousands                               Inc. Historical  Historical(a)  Adjustments      Adjustments          Inc. Pro Forma
--------------------------------------------------------------------------------------------------------------------------------
Sales, net                                   $1,441,755       $132,015                                             $1,573,770
Cost of goods sold (exclusive of
   depreciation and amortization)             1,181,769        118,415                                              1,300,184
                                           --------------   ------------  -------------    ---------------       -------------
   Gross profit                                 259,986         13,600                                                273,586

Selling, general and administrative
   expenses                                     205,107          5,991                               $(170)(e)        210,928
Depreciation and amortization                     6,328             55          $1,387 (b)                              7,770
Recapitalization costs                           51,800                                                                51,800
                                           --------------   ------------  -------------    ---------------       -------------
   Income (loss) from operations                 (3,249)         7,554          (1,387)                170              3,088

Interest expense, net                            16,480                          1,549 (c)           9,049 (f)         27,078
Other income                                                      (232)                                                  (232)
Other expenses, net                               2,570                                              5,168 (g)          7,738
                                           --------------   ------------  -------------    ---------------       -------------
   Income (loss) before income taxes            (22,299)         7,786          (2,936)            (14,046)           (31,495)

Provision (benefit) for income taxes            (12,693)             7           1,885 (d)          (5,478)(d)        (16,279)
                                           --------------   ------------  -------------    ---------------       -------------
   Net income (loss)                            $(9,606)        $7,779         $(4,821)            $(8,568)          $(15,216)
                                           ==============   ============  =============    ===============       =============

   See notes to unaudited pro forma condensed consolidated statement of income



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


                           WESCO INTERNATIONAL, INC.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                WESCO                         Bruckner Pro                              WESCO
                                            International,    Bruckner           Forma       Recapitalization     International,
In thousands                               Inc. Historical   Historical(a)    Adjustments      Adjustments        Inc. Pro Forma
--------------------------------------------------------------------------------------------------------------------------------

Sales, net                                   $2,594,819         $222,406                                            $2,817,225
Cost of goods sold (exclusive of
   depreciation and amortization)             2,130,900          203,417                                             2,334,317
                                           --------------    ------------    -------------     --------------      ------------
   Gross profit                                 463,919           18,989                                               482,908

Selling, general and administrative
   expenses                                     372,532            8,742                               $(400)(e)       380,874
Depreciation and amortization                    11,331              111          $2,775  (b)                           14,217
                                           --------------    ------------    -------------     --------------      ------------
   Income (loss) from operations                 80,056           10,136          (2,775)                400            87,817

Interest expense, net                            20,109                            3,116  (c)         29,957 (f)        53,182
Other income                                                        (818)                                                 (818)
Other expenses, net                                                                                   15,475 (g)        15,475
                                           --------------    ------------    -------------     --------------      ------------
   Income (loss) before income taxes             59,947           10,954          (5,891)            (45,032)           19,978

Provision (benefit) for income taxes             23,710              215           1,760  (d)        (17,562)(d)         8,123
                                           --------------    ------------    -------------     --------------      ------------
   Income (loss) from continuing
      operations before non-recurring
      charges directly attributable to
      the Recapitalization                      $36,237          $10,739         $(7,651)           $(27,469)          $11,855
                                           ==============    ============    =============     ==============      ============

   See notes to unaudited pro forma condensed consolidated statement of income



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



                           WESCO INTERNATIONAL, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED STATEMENT OF INCOME


(a) Certain reclassifications have been made to Bruckner's historical financial statements to conform to the presentation used by WESCO upon completion of the acquisition.

(b) Reflects amortization of goodwill and other intangible resulting from the Bruckner Acquisition over an estimated period of 35 years.

(c) Reflects incremental interest expense on new obligations related to the Bruckner Acquisition. The obligations consist of $12 million of new borrowings and a noninterest-bearing convertible note due March 31, 2000 and discounted to a value of $26.6 million for financial reporting purposes (face value $30.0 million). The assumed interest rate on the $12 million of new borrowings under WESCO's existing credit agreement was 7.84%. For purposes of this pro forma financial information, the original issue discount is accreted on a straight-line basis (which approximates the effective-interest method) over the period ending March 31, 2000. Assuming a 0.125 percentage point change in interest rates, interest expense would change by $8 thousand and $15 thousand for the six months ended June 30, 1998 and year ended December 31, 1997, respectively.

(d) Reflects the income tax effect of converting Bruckner from a Subchapter S corporation to a C corporation and the income tax effects of the pro forma adjustments at an assumed rate of 39%.

(e) Reflects the elimination of non-recurring advisory, management consulting and monitoring fees paid to WESCO's investors prior to the Recapitalization during the periods presented. Historical revenue and expenses would not have been materially changed without these services.

(f) Reflects the incremental interest expense relating to the Recapitalization assuming interest rates of 9.125% for the Senior Subordinated Notes, 8.05% for the Tranche A Term Loan and 8.3% for the Tranche B Term Loan borrowings under a new credit agreement, and amortization of original issue and purchase discounts, as well as the incremental amortization expense resulting from the capitalization of transaction fees and expenses of $10.5 million related to the Recapitalization. The amortization of debt issuance costs were $677 thousand and $1.4 million for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively. The Senior Discount Notes were issued with an original issue discount of $36.5 million. The original issue discount is being accreted over the period ending June 1, 2003. Beginning June 1, 2003, interest accrues at 11 1/8%. Assuming a 0.125 percentage point change in interest rates, interest expense would change by $106 thousand and $213 thousand for the six months ended June 30, 1998 and year ended December 31, 1997, respectively.

(g) Reflects the costs related to the sale of certain accounts receivable in connection with the Recapitalization at an assumed discount rate of 6.19%.

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